Exhibit 99.1

FOR IMMEDIATE RELEASE

SIRIUSXM ANNOUNCES CONSENT SOLICITATIONS

WITH RESPECT TO PANDORA MEDIA’S CONVERTIBLE NOTES

NEW YORK – January 18, 2019 – Sirius XM Holdings Inc. (NASDAQ: SIRI) today announced that its subsidiary, Sirius XM Radio Inc., has commenced, on behalf of Pandora Media, Inc., consent solicitations with respect to certain proposed amendments to the indentures governing Pandora Media, Inc.’s 1.75% Convertible Senior Notes due 2020 (the “2020 Notes”) and 1.75% Convertible Senior Notes due 2023 (the “2023 Notes” and together with the 2020 Notes, the “Notes”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated January 18, 2019 and the related consent form.

Subject to the terms and conditions set forth in the Consent Solicitation Statement, including that all conditions precedent to the closing of the Acquisition (defined below) have been satisfied or waived at or prior to February 15, 2019 (the “Consent Conditions Outside Date”), holders of Notes as of 5:00 p.m., New York City time, on January 17, 2019 whose consents are received (and not validly revoked) at or prior to 5:00 p.m., New York City time, on January 25, 2019 (unless extended or earlier terminated, the “Expiration Time”) will be eligible to receive the applicable consent fee (each, a “Consent Fee”) with respect to such Notes set forth in the table below, promptly after all conditions to the consent solicitations shall have been satisfied or waived, and in no event later than the closing date of the Acquisition.

Notes	CUSIP	Consent Fee per $1,000 Principal Amount	Outstanding Principal Amount
1.75% Convertible Senior Notes due 2020	698354 AB3	$3.75	$152,051,000

1.75% Convertible Senior Notes due 2023	698354 AD9	$3.75	$192,949,000

The proposed amendments relate to the previously announced Agreement and Plan of Merger and Reorganization among Sirius XM Holdings Inc., White Oaks Acquisition Corp., a wholly owned subsidiary of Sirius XM Holdings Inc., and Pandora Media, Inc., dated as of September 23, 2018 (the “Merger Agreement”). Pursuant to the Merger Agreement, through a series of transactions, Sirius XM Holdings Inc. will acquire Pandora Media, Inc. (the “Acquisition”) and Pandora Media, Inc. will become an indirect, wholly-owned subsidiary of Sirius XM Holdings Inc. As part of the transactions contemplated by the Merger Agreement, among other things, Pandora Media, Inc. will be converted into a Delaware limited liability company. Sirius XM Holdings Inc. intends, following the closing of the Acquisition, to guarantee the payment obligations of Pandora Media, Inc. under each series of Notes. Sirius XM Radio Inc., on behalf of Pandora Media, Inc., is soliciting consents to amend the indentures governing the Notes to expressly permit the transactions contemplated by the Merger Agreement, including the conversion of Pandora Media, Inc. to a limited liability company.

Adoption of the proposed amendments with respect to each series of Notes is conditioned upon receipt of valid consents in respect of at least a majority of the aggregate principal amount of all outstanding Notes of the applicable series of Notes (the “Requisite Consents”) at or prior to the Expiration Time.

The supplemental indenture to the applicable indenture implementing the proposed amendments with respect to a series of Notes will be executed promptly upon receipt of the Requisite Consents at which time such supplemental indenture will become effective, but the proposed amendments will become operative only upon the payment of the applicable Consent Fee. If the Consent Fee is not paid pursuant to a consent solicitation, the applicable proposed amendments will not become operative and be deemed to be revoked retroactively to the date of the applicable supplemental indenture. Upon the proposed amendments becoming effective and operative, all the holders of the applicable series of Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the proposed amendments. The operativeness of the proposed amendments is not a condition to the completion of the Acquisition.

The consent solicitations are being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement, including that all conditions precedent to the closing of the Acquisition have been satisfied or waived at or prior to the Consent Conditions Outside Date. Sirius XM Radio Inc. may terminate, extend or amend the consent solicitation with respect to either series of Notes as described in the Consent Solicitation Statement. Each of the consent solicitations is being made independently of, and is not conditioned on, the consummation of the other consent solicitation.

Sirius XM Radio Inc. has retained BofA Merrill Lynch to act as solicitation agent in connection with the consent solicitations. Questions may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-3646 (collect).  Sirius XM has retained D.F. King & Co., Inc. to act as the information, tabulation and paying agent for the consent solicitations. Questions and requests for additional documents may be directed to D.F. King at (800) 676-7437 (toll free) or (212) 269-5550 (bankers and brokers).

Beneficial owners of an interest in the Notes whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee should note that their nominee may establish a deadline earlier than the Expiration Time by which instructions must be received by them in relation to the consent solicitations and, accordingly, such beneficial owners are urged to contact their nominees as soon as possible to learn of any deadlines established by their nominees in relation to the consent solicitations.

None of Sirius XM Holdings Inc., Sirius XM Radio Inc., Pandora Media, Inc., BofA Merrill Lynch or D.F. King & Co. makes any recommendations as to whether or not holders should consent to the proposed amendments pursuant to the consent solicitations. Each holder must make its own decision as to whether to consent to the proposed amendments.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell the 2020 Notes or the 2023 Notes and is not a solicitation of consents to the proposed amendments to the indentures. The consent solicitations are being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement and the related consent form. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world's largest radio company measured by revenue and has approximately 34 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,”

“outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Sirius XM Holdings Inc.’s (“Sirius Holdings”) and Pandora Media, Inc.’s (“Pandora”) reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the Acquisition, including the approval of Pandora’s stockholders on the expected terms and schedule; delay in closing the Acquisition; failure to realize the expected benefits from the proposed Acquisition; risks related to disruption of management time from ongoing business operations due to the proposed Acquisition; Sirius Holdings’ or Pandora’s substantial competition, which is likely to increase over time; Sirius Holdings’ or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; Sirius Holdings’ or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius Holdings’ or Pandora’s customers; interference to Sirius Holdings’ or Pandora’s service from wireless operations; Sirius Holdings and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius Holdings’ and Pandora’s business; consumer protection laws and their enforcement; Sirius Holdings’ or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius Holdings’ dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius Holdings’ or Pandora’s business; failure of Sirius Holdings’ satellites would significantly damage its business; the interruption or failure of Sirius Holdings’ or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius Holdings’ failure to comply with FCC requirements; modifications to Sirius Holdings’ or Pandora’s business plan; Sirius Holdings’ or Pandora’s indebtedness; Sirius Holdings’ studios, terrestrial repeater networks, satellite uplink facilities or Sirius Holdings’ or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius Holdings’ principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of Sirius Holdings’ common stock; Sirius Holdings is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of Sirius Holdings’ or Pandora’s business by third-party intellectual property rights; changes to Sirius Holdings’ dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius Holdings and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact for SiriusXM:

Investors:

Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com